Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN STRATEGIC INVESTMENT CO. ANNOUNCES NEW LEASING, 87.2% OCCUPANCY

- Occupancy Increased 320 Basis Points At Quarter End Compared To 2023 –

NEW YORK – May 6, 2024 - American Strategic Investment Co. (NYSE: NYC) (“ASIC” or the “Company”) announced today that it completed one new license agreement in the first quarter for approximately 8,000 square feet, resulting in a portfolio occupancy of 87.2%. Additionally, the Company’s leasing pipeline totals approximately 14,000 square feet.

“Our focus on portfolio management resulted in occupancy growth of over 300 basis points at the end of the first quarter compared to last year,” said Michael Anderson, Chief Executive Officer of American Strategic Investment Co. “If completed, our leasing pipeline is expected to further increase occupancy to 87.3%, net of terminations. We remain committed to continuing to strengthen our portfolio with high-quality tenants signed to long-term leases.”

About the Company

American Strategic Investment Co. owns a portfolio of commercial real estate. Additional information about ASIC can be found on its website at AmericanStrategicInvestment.com.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company’s election to terminate its status as a real estate investment trust, (b) whether the Company will be able to successfully acquire new assets or businesses, (c) the ability of the Company to execute its business plan and sell certain of its properties on commercially practicable terms, if at all; (d) the potential adverse effects of the geopolitical instability due to the ongoing military conflict between Russia and Ukraine and Israel and Hamas, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, (e) the potential adverse effects of inflationary conditions and higher interest rate environment, (f) that any potential future acquisition or disposition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, and (g) the Company may not be able to continue to meet the New York Stock Exchange's (“NYSE”) continued listing requirements and rules, and the NYSE may delist the Company's common stock, which could negatively affect the Company, the price of the Company's common stock and the Company's shareholders' ability to sell the Company's common stock, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed on April 1, 2024 and all other filings with the Securities and Exchange Commission after that date including but not limited to the subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:

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